Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF SARBANES-OXLEY ACT OF 2002

I, Anatoliy Kanev, Principal Executive, Financial and Accounting Officerof the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	The Annual Report on Form 10-K for the period ended June 30, 2017 of Unicobe Corp. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

February13, 2018 By:	/s/ Anatoliy Kanev
Name: Anatoliy Kanev
Title: President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)